                                                                    EXHIBIT 10.2



                                 LOAN AGREEMENT

                                      among

                 SWIFT GROUP, LLC, SWIFTSHIPS SHIPBUILDERS, LLC,
                 SWIFTSHIPS TECHNOLOGIES, LLC, LAND & INDUSTRIAL
                        ASSET MANAGEMENT, LLC, SWIFTSHIPS
                   FREEPORT, INC. AND CHAMPION SHIPYARDS, INC.
                                  as Borrowers


                                       and


                             CONRAD SHIPYARD, L.L.C.
                                    as Lender

                                   ----------

                                Up to $1,000,000

                                   ----------




                                   ----------

                                 August 12, 2002

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS .....................................................    1
 Section 1.1 Defined Terms ................................................    1
 Section 1.2 Other Definitional Provisions ................................    5
ARTICLE II AMOUNT AND TERMS OF THE ADVANCES ...............................    6
 Section 2.1 The Loan .....................................................    6
 Section 2.2 The Note .....................................................    6
 Section 2.3 Interest .....................................................    6
 Section 2.4 Interest After Default .......................................    7
 Section 2.5 Procedure for Borrowing ......................................    7
 Section 2.6 Funds for Loans ..............................................    7
 Section 2.7 Repayment of the Loan ........................................    7
 Section 2.8 Prepayment ...................................................    7
 Section 2.9 Joint, Several and Solidarily Obligations ....................    8
ARTICLE III CONDITIONS PRECEDENT ..........................................    8
 Section 3.1 Conditions Precedent to the Initial Advance ..................    8
 Section 3.2 Conditions Precedent to Each Subsequent Advance ..............    9
ARTICLE IV SECURITY .......................................................    9
 Section 4.1 Security of the Borrowers ....................................    9
ARTICLE V REPRESENTATIONS AND WARRANTIES ..................................    9
 Section 5.1 Liabilities and Litigation ...................................    9
 Section 5.2 Organization and Power; Good Standing ........................   10
 Section 5.3 Authorization; Consent .......................................   10
 Section 5.4 Binding Obligations ..........................................   10
 Section 5.5 Title and Liens ..............................................   10
 Section 5.6 Litigation ...................................................   10
 Section 5.7 Compliance with Laws .........................................   10
 Section 5.8 Statements ...................................................   11
 Section 5.9 Environmental Compliance .....................................   11
ARTICLE VI AFFIRMATIVE COVENANTS ..........................................   12
 Section 6.1 Punctual Payment .............................................   12
 Section 6.2 Inspection of Property; Books and Records; Discussions .......   12
 Section 6.3 Notices ......................................................   12
 Section 6.4 Maintenance of Property; Insurance ...........................   13
 Section 6.5 Taxes ........................................................   13
 Section 6.6 Environmental Laws ...........................................   13
 Section 6.7 Delivery; Further Assurances .................................   14
 Section 6.8 Use of Proceeds ..............................................   14
ARTICLE VII NEGATIVE COVENANTS ............................................   14
 Section 7.1 Limitation on Liens ..........................................   14
 Section 7.2 Prohibition of Fundamental Changes ...........................   15
 Section 7.3 Limitation on Sale of Assets .................................   15
 Section 7.4 Limitation on Indebtedness ...................................   15
 Section 7.5 Limitation on Negative Pledges ...............................   15
 Section 7.6 Letter of Intent .............................................   15

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ARTICLE VIII DEFAULT ......................................................   15
 Section 8.1 Events of Default ............................................   15
 Section 8.2 Remedies .....................................................   17
ARTICLE IX MISCELLANEOUS ..................................................   18
 Section 9.1 Amendments and Waivers .......................................   18
 Section 9.2 Notices ......................................................   18
 Section 9.3 Expenses .....................................................   18
 Section 9.4 Indemnification ..............................................   19
 Section 9.5 Survival of Covenants, Etc ...................................   19
 Section 9.6 Successors and Assigns; Participations and Assignments .......   19
 Section 9.7 Counterparts .................................................   19
 Section 9.8 Severability .................................................   20
 Section 9.9 Integration ..................................................   20
 Section 9.10 Governing Law ...............................................   20
 Section 9.11 Submission To Jurisdiction; Waivers .........................   20
 Section 9.12 Acknowledgments .............................................   21
 Section 9.13 Waivers of Jury Trial .......................................   21


EXHIBITS

Exhibit A - Form of Promissory Note


SCHEDULES

Schedule 5.1 - Liabilities and Litigation

Schedule 7.1(d) - Existing Liens

Schedule 7.4 - Existing Indebtedness

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is entered into as of August 12, 2002 by and among Swift Group, LLC, a Louisiana limited liability company, Swiftships Shipbuilders, LLC, a Louisiana limited liability company, Swiftships Technologies, LLC, a Louisiana limited liability company, Land & Industrial Asset Management, LLC, a Louisiana limited liability company, Swiftships Freeport, Inc., a Louisiana corporation, and Champion Shipyards, Inc., a Mississippi corporation (collectively, the "Borrowers", and individually, each a "Borrower"), and Conrad Shipyard, L.L.C., a Louisiana limited liability company (the "Lender").

                                    RECITALS

         A. The Borrowers desire to obtain a secured loan up to the aggregate principal amount of One Million and No/100 Dollars ($1,000,000.00), the proceeds of which term loan will be used as described herein.

         B. The Lender is willing to make the requested loan available to the Borrowers, upon the conditions and subject to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender hereby agree as follows:

                             ARTICLE I DEFINITIONS

            Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Advance Period" The period from the Closing Date to the date that is two (2) Business Days prior to the Maturity Date.

         "Affiliate" As to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or in effect cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agreement" This Loan Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

         "Available Loan" An amount equal to (a) (i) $500,000, if the Execution Date has not occurred, or (ii) $1,000,000, if the Execution Date has occurred, less (b) the aggregate amount of the Loan advanced by the Lender to the Borrowers hereunder, regardless of whether any advances have been repaid by the Borrowers.

         "Borrower" and "Borrowers" As defined in the Preamble hereto.

         "Business Day" Any day other than a Saturday, Sunday or legal holiday under the laws of the State of Louisiana.

         "Closing Date" August 12, 2002.

         "Code" The Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" That certain personal property of Swiftships Shipbuilders, LLC more particularly described in the Shipbuilders Security Agreement; that certain personal property of Swiftships Technologies, LLC more particularly described in the Technologies Security Agreement; that certain real property owned by Swiftships Shipbuilders, LLC, located in St. Mary Parish, Louisiana and more particularly described in the Shipbuilders Mortgage; that certain real property owned by Land & Industrial Asset Management, LLC, located in Brazoria County, Texas and more particularly described in the LIAM Deed of Trust; that certain real property owned by Champion Shipyards, Inc., located in Harrison County, Mississippi and more particularly described in the Champion Deed of Trust and any other property on which a lien is granted by any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents.

         "Collateral Documents" The collective reference to the Champion Deed of Trust, the LIAM Deed of Trust, the Shipbuilders Mortgage, the Shipbuilders Security Agreement and the Technologies Security Agreement and all other security documents hereafter delivered to the Lender granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

         "Customary Permitted Liens" Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrowers, in accordance with GAAP, and (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendor's, lessor's, workmen's, employee's, or other like Liens, in each case, arising in the ordinary course of business by operation of law which are not overdue for a period of more than thirty days or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been made.

         "Champion Deed of Trust" The deed of trust, in form and substance satisfactory to the Lender, to be executed by Champion Shipyards, Inc. in favor of the Lender, as amended or supplemented from time to time in accordance with the terms thereof, granting the Lender a lien on the real property owned by Champion Shipyards, Inc.

         "Dollars" Dollars in lawful currency of the Unites States of America.

         "Environmental Laws"

                (a) The Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C.A. Section 9601 et seq. ("CERCLA");

               (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid waste Amendment Act of 1984, 42 U.S.C.A. Section 6901 et seq.;

               (c) the Clean Air Act, 42 U.S.C.A. Section 7401 et seq.;

               (d) the Clean Water Act of 1977, 33 U.S.C.A. Section 1251 et seq.;

               (e) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq.; and

               (f) all other Federal, state and local laws, rules and regulations relating to the condition of the environment, including, without limitation, air pollution, water pollution, noise control and/or the handling, discharge, existence, disposal or recovery of on-site or off-site hazardous, toxic or dangerous waste, substances or materials, as each of the foregoing may be amended from time to time.

         "Event of Default" Any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Execution Date"  As defined in Section 2.1.

         "GAAP" (a) When used whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended, and (ii) to the extent consistent with such principles, the accounting practice of a Person reflected in its financial statements for the year ended, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of a Person adopting the same principles, provided that in each case referred to in this definition of GAAP a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

         "Governmental Authority" Any applicable law, statute, code, ordinance, order, rule, policy, regulation, judgment, decree, directive, injunction, franchise, permit, certificate, license, authorization or other direction or requirement of any domestic or foreign federal, state, county, parish, municipal or other government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Borrowers or any of their property.

         "Hazardous Substances"  As defined in Section 5.12.

         "Indebtedness" As to any Person, at a particular date, the sum (without duplication and in conformity with GAAP) at such date of all (a) indebtedness created, issued or incurred by such Person for borrowed money, (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, and

(c) debt of others secured by a Lien on the property of such Person, whether or not the respective debt so secured has been assumed by such Person.

         "Lender" As defined in the Preamble hereto.

         "Letter of Intent" That certain letter of intent, in form and substance satisfactory to Conrad Industries, Inc., the parent company of the Lender, and its counsel, to be entered into contemporaneously herewith among Swiftships Shipbuilders, LLC and Swiftships Technologies, LLC, and such other Persons as may be required by Conrad Industries, Inc., relating to the sale of certain assets to Conrad Industries, Inc., or a direct or indirect subsidiary thereof.

         "LIAM Deed of Trust" The deed of trust, in form and substance satisfactory to the Lender, to be executed by Land & Industrial Asset Management, LLC in favor of the Lender, as amended or supplemented from time to time in accordance with the terms thereof, granting the Lender a lien on the real property owned by Land & Industrial Asset Management, LLC.

         "Lien" As applied to property or assets, real or personal, tangible or intangible, any claim, pledge, hypothecation, mortgage, lien, charge, restriction, deposit arrangement, security interest, security arrangement, financing lease, deed of trust or encumbrance of any kind (including, without limitation, any conditional sale agreement or any other title retention agreement) or any sale or similar arrangement of any Person whether arising by contract or under law. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

         "Loan" As defined in Section 2.1 hereof.

         "Loan Documents" This Agreement, the Note, the Collateral Documents and all other documents, agreements and instruments executed and delivered by the Borrowers (or any other Person) to the Lender in connection with this Agreement or the transactions contemplated hereby.

         "Maturity Date" Unless extended by the Lender in its sole discretion, the first to occur of (i) September 30, 2002, (ii) the date of the Closing as defined in an Asset Purchase and Sale Agreement which may be entered into among Conrad Industries, Inc., a direct or indirect subsidiary thereof, Swift Group, LLC, Swiftships Shipbuilders, LLC, Swiftships Technologies, LLC, Dennis Spurgeon, Robert Ness, and Calvin LeLeux, or (iii) the acceleration by the Lender of the amounts due under the Note.

         "Note" As defined in Section 2.1 hereof.

         "Obligations" The collective reference to unpaid principal of and interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers or any of their wholly-owned Subsidiaries (if any), whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Note, any and all other obligations and liabilities of the Borrowers or any other Person executing and delivering a Loan Document, to the Lender, and any and all other obligations and liabilities of one or more of the Borrowers or any other Person under the Letter of Intent to Conrad Industries, Inc., or a direct or indirect subsidiary thereof, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, arising under, out of or in connection with this Agreement, the Note, the other Loan Documents, any other document made, delivered or given in connection herewith or therewith, or the Letter of Intent, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender or its Affiliates), taxes, penalties or otherwise.

         "Permitted Liens" As defined in Section 7.1.

         "Person" Any natural person, corporation, partnership, limited liability company or other organization, whether or not a legal entity, and government and/or any agency or political subdivision thereof.

         "Shipbuilders Mortgage" The mortgage, in form and substance satisfactory to the Lender, to be executed by Swiftships Shipbuilders, LLC, LLC in favor of the Lender, as amended or supplemented from time to time in accordance with the terms thereof, granting the Lender a lien on the real property owned by Swiftships Shipbuilders, LLC.

         "Shipbuilders Security Agreement" The security agreement, in form and substance satisfactory to the Lender, to be executed by Swiftships Shipbuilders, LLC, granting the Lender a security interest in the personal property owned by Swiftships Shipbuilders, LLC.

         "Subsidiary" As to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrowers.

         "Technologies Security Agreement" The security agreement, in form and substance satisfactory to the Lender, to be executed by Swiftships Technologies, LLC, granting the Lender a security interest in the personal property owned by Swiftships Technologies, LLC.

               Section 1.2 Other Definitional Provisions.

                    (a) A reference herein to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement. A reference to any law includes any amendment or modification to such law.

                    (b) Unless otherwise specified therein, all terms defined in this Agreement shall have the same meanings when used in the Note or any other Loan Documents or any certificate or other document made or delivered pursuant hereto.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) A reference herein to any Person includes its permitted successors and permitted assigns.

                   ARTICLE II AMOUNT AND TERMS OF THE ADVANCES

          Section 2.1 The Loan. Subject to the terms and conditions of this Agreement, on the Closing Date (or as soon thereafter as the conditions in Section 3.1 hereof have been satisfied or waived by the Lender), the Lender agrees to advance to the Borrowers, on a multiple advance basis in accordance with Section 2.5 hereof, up to the aggregate principal sum of $1,000,000.00. Notwithstanding the foregoing sentence or anything else contained herein to the contrary, until the date that the Asset Purchase Agreement which may be entered into among Conrad Industries, Inc., a direct or indirect subsidiary thereof, Swift Group, LLC, Swiftships Shipbuilders, LLC, Swiftships Technologies, LLC, Dennis Spurgeon, Robert Ness and Calvin LeLeux, is actually entered into (the "Execution Date"), the Lender shall not be obligated to advance more than the aggregate principal amount of $500,000 to the Borrowers. The aggregate principal amount funded by the Lender to the Borrowers pursuant to this Section 2.1 shall be referred to as the "Loan." The Loan shall be evidenced by a promissory note of the Borrowers in substantially the form of Exhibit A attached hereto (the "Note"), dated as of the Closing Date and completed with appropriate insertions. Further, the Loan is not a revolving line of credit and the Borrowers may not borrow, repay and re-borrow funds from the Lender hereunder. Any amounts borrowed hereunder shall count as advanced funds in the calculation of the Available Loan, regardless of whether such advances have been repaid by the Borrowers to the Lender.

          Section 2.2 The Note. The Note shall represent the obligation of the Borrowers to pay to the Lender the aggregate principal amount of the Loan, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize the Lender to make or cause to be made a notation on the Lender's books and records, at or about the time of the Lender's receipt of any principal payment on the Note, an appropriate notation on the books and records reflecting such payment. The aggregate unpaid amount set forth on the Lender's books and records shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount shall not affect the obligations of the Borrowers hereunder or under the Note to make payments of principal of and interest on the Note when due.

          Section 2.3 Interest. Except as provided in Section 2.4, the Loan shall bear interest at a rate of eight percent (8%) per annum. Interest shall be computed on the basis of a 360 day year and paid for the actual number of days elapsed (including the first but excluding the last day) during any period.

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     Section 2.4 Interest After Default. During the continuance of an Event of
Default until such Event of Default has been cured or remedied or such Event of Default has been waived by the Lender, the Lender, at its option, and if permitted under applicable law, may do one or both of the following: (a) increase the applicable per annum interest rate on the Loan by five hundred
(500) basis points (i.e., 5%), and (b) add any unpaid, accrued interest to principal and such sum will bear interest therefrom until paid at the applicable interest rate for the Loan (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

     Section 2.5 Procedure for Borrowing. The Borrowers may borrow hereunder during the Advance Period on any Business Day (the "Borrowing Date"), subject to the limit of the Available Loan and the other terms and conditions set forth herein, provided that the Borrowers give the Lender notice of its borrowing, which notice must be received by the Lender prior to 10:00 A.M., Central time,
(1) Business Day prior to the requested Borrowing Date, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, and (iii) the use of the proceeds for the amount being borrowed, which use must be specifically approved by the Lender. Each advance requested hereunder shall be in a minimum amount of $10,000, unless the Lender agrees otherwise.

     Section 2.6 Funds for Loans. Upon receipt of the documents required by Sections 2.5, 3.1 and 3.2 and the satisfaction of the other conditions set forth herein, to the extent applicable, the Lender will make available to the Borrowers the aggregate amount of the requested advance; provided, however, that the Lender reserves the right to pay all or part of the proceeds of such advance directly to third parties, if the Lender feels such action is warranted.

     Section 2.7 Repayment of the Loan.

          (a) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., Central time, on the due date thereof to the Lender in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, unless otherwise provided herein, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) The Borrowers promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, the entire unpaid principal balance of the Loan on such date, together with all accrued and unpaid interest thereon.

          (c) Any payment made under this Agreement, the Note or the Collateral Documents shall be applied in the following order: first, to any fees or expenses payable under this Agreement, the Note and the Collateral Documents; second, to any accrued and unpaid interest; and third, to any principal outstanding under the Note.

     Section 2.8 Prepayment. The Borrowers may prepay the principal balance of the Note and any accrued and unpaid interest thereon in whole or in part at any time or from time to time without penalty or premium.

     Section 2.9 Joint, Several and Solidarily Obligations. All Obligations of the Borrowers under this Agreement and the other Loan Documents, whether as the collective "Borrowers" or otherwise, shall be joint and several and solidary.

                        ARTICLE III CONDITIONS PRECEDENT

     Section 3.1 Conditions Precedent to the Initial Advance. The agreement of the Lender to make the initial advance under the Loan is subject to the satisfaction of the following conditions precedent:

          (a) Loan Documents. Each of the Loan Documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

          (b) Copies of Charter Documents. The Lender shall have received from each of the Borrowers a certified copy of each of (i) its articles of organization or incorporation as in effect on such date of certification, and
(ii) its operating agreement or by-laws, all as in effect on such date.

          (c) Incumbency Certificates. The Lender shall have received from each of the Borrowers an incumbency certificate, dated as of the date hereof, signed by the duly authorized representative of the Borrowers certifying that the resolutions authorizing the transactions contemplated by this Agreement have been duly authorized by the necessary limited liability company or corporate action and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of the Borrowers each of the Loan Documents; and (ii) to give notices and to take other action on its behalf under the Loan Documents.

          (d) Validity of Liens. The Collateral Documents shall be effective to create in favor of the Lender a legal, valid and enforceable lien or security interest in the Collateral, with priority acceptable to the Lender.

          (e) Lien Search Results. The Lender shall have received the results of appropriate searches with respect to the Collateral, indicating no Liens thereon (other than those approved by the Lender) or Liens that are to be released in connection with the transactions contemplated hereby, and otherwise in form and substance satisfactory to the Lender.

          (f) Title Insurance. The Lender shall have received title insurance with respect to the real property Collateral, in form and substance satisfactory to the Lender, if required by the Lender.

          (g) Other Third Party Consents. The Lender, if it so requires, shall have received evidence that the Borrowers have obtained all consents (if any) necessary for the consummation of the transactions contemplated hereby.

          (h) Letter of Intent. The Lender, or its parent company, Conrad Industries, Inc., shall have received a fully executed copy of the Letter of Intent.

               (i) Additional Matters. All other documents and matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender.

          Section 3.2 Conditions Precedent to Each Subsequent Advance. The agreement of the Lender to make subsequent advances under the Loan is subject to the satisfaction of the following conditions precedent:

               (a) Representations and Warranties True. Each of the representations and warranties contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct as of the date of such advance.

               (b) No Event of Default. No Event of Default shall have occurred and be continuing.

               (c) Advance Request. The Borrowers shall have furnished to the Lender an advance request pursuant to Section 2.7 hereof, and the Lender shall have approved of the use of proceeds of the advance requested. Further, reasonable measures shall be in place to ensure that the proceeds of such advance are used for the designated purpose(s).

               (d) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lender and its counsel, and the Lender and its counsel shall have received all information and originals or copies of such documents as the Lender may reasonably request.

                              ARTICLE IV SECURITY

          Section 4.1 Security of the Borrowers. The Obligations shall be secured by the liens on the real and personal property of the Borrowers created pursuant to the Collateral Documents.

                    ARTICLE V REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrowers represent and warrant to the Lender as follows:

          Section 5.1 Liabilities and Litigation. Set forth on Schedule 5.1 attached hereto and made a part hereof is a listing of all of the liabilities of and litigation involving the Borrowers as of the date hereof. Champion Shipyards, Inc. hereby specifically represents and warrants that the only liabilities it has are (a) the $200,000 loan made by MC Bank & Trust Company to Champion Shipyards, Inc. and Swift Group, LLC, evidenced by that certain Promissory Note dated April 26, 2002 and (b) its guaranty of the $5,000,000 loan made by BLC Commercial Capital Corp. to Swiftships Shipbuilders, LLC dated June 28, 2000 (the "BLC Loan"). Swiftships Technologies, LLC specifically represents and warrants that the only liability it has is its guaranty of the BLC Loan.

          Section 5.2 Organization and Power; Good Standing. Each of the Borrowers is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as it is presently conducted and to enter into this Agreement, the Note and those Loan Documents to which it is a party. Each of the Borrowers is qualified to do business and is in good standing as a foreign limited liability company or corporation in each jurisdiction in which the character of the property it owns or uses or the nature of the business it transacts requires it to be so qualified.

          Section 5.3 Authorization; Consent. The execution, delivery and performance of this Agreement, the Note and the Loan Documents to which the Borrowers are a party have been duly authorized by all necessary action by such entities and do not and will not (a) violate any provision of law applicable to such entities, their respective operating agreements, by-laws or any order, judgment or decree of any court or other agency of government binding on such entities; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such entities except those agreements for which appropriate waivers or consents have been obtained and which are in full force and effect and copies of which have been provided to the Lender; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such entities (other than in favor of the Lender); or (d) require any approval, authorization or declaration of, or to, any other Person except for those Persons from whom appropriate consents or approvals have been obtained and which are in full force and effect and copies of which have been provided to the Lender.

          Section 5.4 Binding Obligations. This Agreement, the Note and the Collateral Documents to which the Borrowers are a party, when executed and delivered will be, legal, valid and binding obligations of the Borrowers enforceable in accordance with their respective terms.

          Section 5.5 Title and Liens. Except as disclosed in writing to the Lender, the Borrowers have good and marketable title to their properties, including the Collateral, free and clear of all mortgages, security interests and encumbrances, except for covenants, easements, and minor irregularities in title which do not interfere with the business or operations of the Borrowers or the usefulness of such properties in their business. The only assets used, or necessary for use, in the business conducted by the Borrowers are owned by no Person other than Swiftships Shipbuilders, LLC and Swiftships Technologies, LLC. Swiftships Technologies, LLC specifically represents and warrants that it is the sole owner of all of the designs, plans, drawings and specifications relating to the aluminum vessels built by Swiftships Shipbuilders, LLC.

          Section 5.6 Litigation. There are no actions or proceedings pending or, to the knowledge of the Borrowers threatened or affecting the Borrowers before any court or governmental department, commission, board, bureau, agency or instrumentality which if determined adversely to the Borrowers would have a material adverse effect on its business or operations.

          Section 5.7 Compliance with Laws. The Borrowers have complied with all applicable statutes, regulations, ordinances, court decrees or other directives of the United States

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of America and all states, counties, municipalities and agencies with respect to the manufacture and sale of its goods, the rendition of its services and the conduct of their business.

               Section 5.8 Statements. No representation, warranty or statement by the Borrowers contained herein or in any certificate or other document furnished or to be furnished by the Borrowers pursuant to the terms of this Agreement contained or at the time of delivery shall contain an untrue statement of material fact or omits, or shall omit at the time of delivery, to state any material fact necessary to make it not misleading. No fact is known to the Borrowers which adversely affects or in the future may adversely affect its business or operations which has not been disclosed to the Lender.

               Section 5.9 Environmental Compliance.

                    (a) None of the Borrowers is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Environmental Laws which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrowers.

                    (b) None of the Borrowers has received notice from any third party including, without limitation, any Governmental Authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 CFR Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, asbestos, PCBs, dioxins, petroleum products, or hazardous, toxic or dangerous materials or other chemicals, substances or waste regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrowers conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                    (c) (i) No portion of any property, now or in the past owned, operated, leased or otherwise occupied by, or on behalf of, the Borrowers has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of such properties; (ii) in the course of any activities conducted by, or on behalf of, the Borrowers or on their properties, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrowers; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any property now or

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

in the past owned, operated, leased or otherwise occupied by, or on behalf of, the Borrowers; and (v) in addition, any Hazardous Substances that have been generated on any property now or in the past owned, operated, leased or otherwise occupied by, or on behalf of, the Borrowers have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws.

                    (d) None of the Borrowers nor any property now or in the past owned, operated, leased or otherwise occupied by, or on behalf of, the Borrowers is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessment, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

                        ARTICLE VI AFFIRMATIVE COVENANTS

         The Borrowers hereby agree that, so long as the Loan or the Note is outstanding or any amount is owing to the Lender hereunder or under any other Loan Document:

               Section 6.1 Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loan, all in accordance with the terms of this Agreement and the Note.

               Section 6.2 Inspection of Property; Books and Records; Discussions. The Borrowers shall keep proper books of records and account in conformity with GAAP and satisfy all requirements of law in respect of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrowers with officers and employees of the Borrowers and with the Borrowers' independent certified public accountants.

               Section 6.3 Notices. Promptly, and in any event within five (5) Business Days of the occurrence of any event described in subsections (a) through (f) below, give notice to the Lender in writing of:

                    (a) the occurrence of any Event of Default;

                    (b) any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Lender's rights with respect to the Collateral are subject;

                    (c) any litigation or proceeding affecting a Borrower in which (i) the amount claimed from such Borrower is not covered by insurance or
(ii) injunctive or similar relief is sought which if granted would have a material adverse effect;

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

                         (d) a Borrower's incurring any actual or contingent
obligations or liabilities exceeding $10,000 in the aggregate;

                         (e) any other development or event which could be
expected to have a material adverse effect on a Borrower; and

                         (f) (i) any violation by a Borrower of any
Environmental Law that such Borrower reports in writing or is reportable by such Borrower in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of a Borrower or the Lender's security interests pursuant to the Collateral Documents;

         Each notice pursuant to subsections (a) through (f) above shall be accompanied by a statement of an authorized representative of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

               Section 6.4 Maintenance of Property; Insurance. The Borrowers shall keep all property useful and necessary in its business in good working order and condition, and shall maintain normal and customary insurance with respect to any and all property owned, leased or operated by a Borrower, in customary amounts and with customary deductibles, as would be maintained by a prudent owner, lessee or operator of similar properties.

               Section 6.5 Taxes. Each of the Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes (including, without limitation, payroll taxes), assessments and other governmental charges imposed upon it and its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, that become due after the date hereof, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrowers shall have set aside on their books adequate reserves with respect thereto; and provided further that the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. In addition to the foregoing, upon the request of the Lender, the Borrowers shall provide satisfactory evidence to the Lender of the payment of payroll taxes due by Borrowers.

               Section 6.6 Environmental Laws. Each of the Borrowers shall comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a material adverse effect.

          Section 6.7 Delivery; Further Assurances. Each of the Borrowers will, at their expense:

               (a) execute and deliver any and all instruments necessary or as the Lender may request to grant and perfect a Lien on the Collateral, subject to no other Liens other than Permitted Liens, and, without any request by the Lender, immediately deliver or cause to be delivered to the Lender, in due form for transfer (duly endorsed in blank or, if appropriate, accompanied by duly executed blank stock or bond powers), all securities, chattel paper, instruments and documents of title, if any, at any time representing all or any of the Collateral;

               (b) upon request of the Lender, forthwith execute and deliver or cause to be executed and delivered to the Lender, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender), such assignments, security agreements, pledge agreements, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as the Lender may from time to time reasonably request, to establish and maintain to the satisfaction of the Lender valid perfected Liens in all Collateral (free of all other Liens, claims, and rights of third parties other than Permitted Liens).

          Section 6.8 Use of Proceeds. The Borrowers shall use the proceeds of the Loan solely for the purposes designated in each advance request, which must be approved by the Lender.

                         ARTICLE VII NEGATIVE COVENANTS

     Each of the Borrowers hereby agrees that, so long as the Loan or the Note is outstanding or any amount is owing to the Lender hereunder or under any other Loan Document:

          Section 7.1 Limitation on Liens. None of the Borrowers shall create, incur, assume or suffer to exist any Lien upon any assets or properties of the Borrowers, except for:

               (a) Customary Permitted Liens;

               (b) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (c) Liens in connection with the refinancing of existing debt in an amount not in excess of the balance thereof outstanding on the date hereof;

               (d) Liens existing on the date hereof and disclosed in Schedule 7.1(d), provided, that to the extent the proceeds of advances under the Loan are used to pay off the Indebtedness associated with such Liens, such Liens shall be discharged and shall not be "Permitted Liens" hereunder; and

               (e) Liens created pursuant to the Collateral Documents.

     Clauses (a) through (e) of this Section 7.1 are referred to as the "Permitted Liens".

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

          Section 7.2 Prohibition of Fundamental Changes. None of the Borrowers shall, after the date hereof, (a) engage in any business activities substantially different than those in which they are presently engaged, (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, dissolve or transfer or sell assets out of the ordinary course of business, or (c) alter or otherwise modify their respective existing capital structures.

          Section 7.3 Limitation on Sale of Assets. Other than in the ordinary course of business, without the prior written consent of the Lender, none of the Borrowers shall sell, lease, assign, transfer or otherwise dispose of, or give options to purchase (a) any stock or other equity interests in them or (b) any of their assets whether now owned or hereafter acquired.

          Section 7.4 Limitation on Indebtedness. None of the Borrowers shall create, incur, assume, guarantee, endorse, become or be liable in any manner with respect to any Indebtedness, except:

               (a) taxes, assessments and governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate proceedings and for which the obligor has set aside on its books adequate reserves;

               (b) contingent liabilities arising out of the endorsement in the ordinary course of business of negotiable instruments in the course of collection;

               (c) Indebtedness existing on the date hereof which is listed in
Schedule 7.4 and refinancings in the outstanding principal balance as of the date hereof of said Indebtedness; and

               (d) the Obligations.

          Section 7.5 Limitation on Negative Pledges. None of the Borrowers shall create, incur, assume or suffer to exist any contractual obligation in favor of any Person other than the Lender and the holders of any Indebtedness permitted under Section 7.1 which prohibits, restricts or limits the ability of the Borrowers from creating, assuming, incurring, granting, or suffering to exist, Liens on any assets or properties of the Borrowers.

          Section 7.6 Letter of Intent. None of the Borrowers which may be party to the Letter of Intent, nor any members of any Borrower party thereto, shall have breached any of the binding provisions of the Letter of Intent.

                              ARTICLE VIII DEFAULT

          Section 8.1 Events of Default. If any one or more of the following events shall occur and be continuing:

               (a) the Borrowers shall fail to pay any principal of or interest on the Loan, or the Borrowers shall fail to pay any fee or any other amount due hereunder or under any of the Loan Documents, in each case when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) any representation or warranty made or deemed made by the Borrowers herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

               (c) the Borrowers shall default in the observance or performance of any agreement contained in Section 6 or in any other Loan Document beyond any period of grace provided for therein;

               (d) the Borrowers shall default in the observance or performance of any other term, covenant or agreement contained in this Agreement or in any other Loan Document and such default shall continue unremedied for a period of 15 days from the earlier of (i) written notice thereof to the Borrowers from the Lender or (ii) actual notice thereof by an authorized representative of the Borrowers;

               (e) (i) any Borrower or any Affiliate of the Borrowers shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankruptcy or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any Affiliate of the Borrowers shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any Affiliate of the Borrowers any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any Affiliate of the Borrowers any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any Affiliate of the Borrowers shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any Affiliate of the Borrowers shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) the Internal Revenue Service shall seize or levy any assets of any of the Borrowers; or (vii) any other creditor of the Borrowers initiates foreclosure or other similar proceedings on any assets of any Borrower;

               (f) (i) any one or more of the Loan Documents shall cease, for any reason, to be in full force and effect, or any action or suit at law or in equity or other legal proceeding to cancel, revoke or rescind any one or more of the Loan Documents shall be commenced by or on behalf of any Borrower or any Governmental Authority, or (ii) the Lien created by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

               (g) all or a substantial part of the properties subject to the Liens of the Collateral Documents shall be condemned, seized or otherwise appropriated, or custody or control of such properties shall be assumed or the operation thereof or production therefrom shall cease by or as a result of any action by any Governmental Authority or court of competent jurisdiction or at the insistence of any Governmental Authority;

               (h) any Borrower shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business;

               (i) (i) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or (ii) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which, in the case of either (i) or (ii), causes the cessation or substantial curtailment of revenue producing activities at any facility of a Borrower if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on such Borrower;

               (j) any Liens against the property or assets of the Borrowers, other than Permitted Liens, in an aggregate amount exceeding $5,000 arise after the date hereof; or any judgments are rendered after the date hereof against the Borrowers in an aggregate amount exceeding $5,000;

               (k) in the opinion of the Lender, any material adverse change occurs in (i) the business, operations, property or condition (financial or otherwise) of the Borrowers or (ii) the facts, circumstances or conditions utilized by or deemed material to the Lender, or upon which the Lender relied, in making the decision to make the Loan to the Borrowers;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) of this section, automatically all Obligations (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, the Lender may by notice to the Borrowers, declare the Obligations hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers to the fullest extent permitted by applicable law.

     Section 8.2 Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Loan pursuant to Section 8.1 hereof, the Lender, if owed any amount with respect to the Loan, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy herein conferred upon the Lender or the holder of the

Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                            ARTICLE IX MISCELLANEOUS

          Section 9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in writing executed by the parties hereto. The Lender may, from time to time, amend, terminate, waive or otherwise modify on such terms and conditions as the Lender may specify in a written instrument, any of the requirements of this Agreement or the other Loan Documents or any Event of Default and its consequences. In the case of any waiver, the Borrowers and the Lender shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

          Section 9.2 Notices. Any notice, request and demand to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or when deposited in the mail, first class postage prepaid, or, in the case of telecopy or facsimile notice, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

               (i) if to the Borrowers, c/o Swiftships Shipbuilders, LLC, at 1105 Levee Road, P.O. Box 2869, Morgan City, LA 70381, fax number (985) 380-2559, Attention: Calvin LeLeux;

               (ii) if to the Lender, at1100 Brashear Avenue, Suite 200, P.O. Box 790, Morgan City, LA 70381, fax number (985) 702-1126, Attention: Cecil A. Hernandez, with a copy to: JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P., 201 St. Charles, 50th Floor, New Orleans, Louisiana 70170,
Attention: Dionne M. Rousseau, Esq.;

provided that any notice, request or demand to or upon the Lender pursuant to this Agreement shall not be effective until received.

          Section 9.3 Expenses. The Borrowers agree to pay all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of an Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrowers. The covenants of this Section 9.3 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

          Section 9.4 Indemnification. The Borrowers agree to indemnify and hold harmless the Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages, taxes, penalties and expenses of every nature and character, including, without limitation, the reasonable fees and disbursements of counsel, arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrowers of the proceeds of the Loan, (b) the Borrowers entering into or performing this Agreement or any of the other Loan Documents,
(c) any taxes or penalties levied or assessed by any governmental agency or authority, including, without limitation, the Internal Revenue Service, relating to non-payment of payroll or any other type of taxes by any Borrower or any of its Affiliates, or (d) with respect to the Borrowers and their properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property). The foregoing shall not apply to the extent any liability, loss, damage, tax, penalty, expense, claim, action or suit arises (i) from the gross negligence or willful misconduct of the Lender, or (ii) with respect to any Collateral, from and after such time that the Collateral has been foreclosed upon. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel as incurred. If, and to the extent that the obligations of the Borrowers under this Section 9.4 are unenforceable for any reason, such parties hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 9.4 shall survive payment of satisfaction in full of all other Obligations.

          Section 9.5 Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lender of the Loan, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding, and for such further time as may be otherwise expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

          Section 9.6 Successors and Assigns; Participations and Assignments. This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that none of the Borrowers may assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Lender.

          Section 9.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile

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

transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               Section 9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Section 9.9 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               Section 9.10 Governing Law. This agreement shall be governed by and interpreted in accordance with the internal laws (as opposed to conflicts of law provisions) of the state of Louisiana and any dispute arising out of, connected with, related to, or incidental to the relationship established between the Borrowers and the Lender in connection with this agreement, and whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the internal laws and decisions of the state of Louisiana.

               Section 9.11 Submission To Jurisdiction; Waivers. The Borrowers hereby irrevocably and unconditionally:

                    (a) submit, for themselves and their property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which they are a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Louisiana, the courts of the United States of America for the Eastern District of Louisiana and appellate courts from any thereof;

                    (b) consent that any such action or proceeding may be brought in such courts and waives any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (c) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers at the address set forth in Section 9.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                    (d) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                    (e) waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

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

         Section 9.12 Acknowledgments. The Borrowers hereby acknowledge that the Lender has no fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrowers, on one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and that no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Lender and the Borrowers.

         Section 9.13 Waivers of Jury Trial. The Borrowers and the Lender hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between the Borrowers and the Lender, arising out of or in any way related to this agreement, any other Loan Document, or any relationship between the Borrowers and the Lender. This provision is a material inducement to the Lender to provide the financing described herein or in the other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:                                          LENDER:

SWIFT GROUP, LLC                                   CONRAD SHIPYARD, L.L.C.
SWIFTSHIPS SHIPBUILDERS, LLC
SWIFTSHIPS TECHNOLOGIES, LLC                       By: /s/ Cecil A. Hernandez
LAND & INDUSTRIAL ASSET                                -------------------------
   MANAGEMENT, LLC                                 Name:  Cecil A.  Hernandez
SWIFTSHIPS FREEPORT, INC.                          Title: Secretary & CFO
CHAMPION SHIPYARDS, INC.


By:    /s/ Calvin LeLeux
       -------------------------------
Name:  Calvin LeLeux
Title: Authorized Representative of each of
       the foregoing entities

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